                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           ROCKSHOX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                               401 CHARCOT AVENUE
                           SAN JOSE, CALIFORNIA 95131

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 14, 1997

                            ------------------------

To the Stockholders of ROCKSHOX, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ROCKSHOX, INC., a Delaware corporation (the "Company"), will be held on August 14, 1997, at 10:00 a.m. local time, at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes:

    1.  To elect six directors.

    2. To approve Amendment No. 1 to the ROCKSHOX, INC. 1996 Stock Plan (the "1996 Stock Plan"), which will increase the number of shares of the Company's common stock, par value $.01 per share, reserved and available for issuance pursuant to grants of stock options and/or stock purchase rights under the 1996 Stock Plan by an additional 300,000 shares.

    3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending March 31, 1998.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors of the Company has fixed the close of business on June 16, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          Charles E. Noreen Jr.
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

San Jose, California

July 14, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 ROCKSHOX, INC.
                               401 CHARCOT AVENUE
                           SAN JOSE, CALIFORNIA 95131

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                AUGUST 14, 1997

GENERAL

    This Proxy Statement is furnished to stockholders of ROCKSHOX, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 14, 1997, at 10:00 a.m. at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054, and at any and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are being first mailed to stockholders on July 14, 1997.

    This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the Directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

    Holders of record of the Common Stock, $.01 par value per share, of the Company (the "Common Stock") as of the close of business on the record date, June 16, 1997 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on the Record Date, there were approximately 13,685,164 shares of Common Stock issued and outstanding.

    Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the election of all nominees for Directors, FOR Amendment No. 1 to the ROCKSHOX, INC. 1996 Stock Plan (the "1996 Stock Plan") and FOR the ratification of the selection of Coopers & Lybrand L.L.P. to serve as independent accountants of the Company. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

    The principal executive offices of the Company are located at 401 Charcot Avenue, San Jose, California 95131.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), Directors are elected at each annual meeting of stockholders. The Bylaws currently authorize a Board of Directors consisting of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. Currently, the number of Directors has been so fixed at six Directors, and there are no vacancies with respect thereto. Each Directors will hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal.

    Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes. If any nominee should become unavailable for election as a result of any unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

    The following six persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Messrs. Stephen W. Simons, Paul
H. Turner, John W. Jordan II, Adam E. Max, Michael R. Gaulke and George Napier. All of the nominees are incumbent Directors. See "Board of Directors and Executive Officers" for the experience and background of each of the nominees.

VOTE REQUIRED

    Six Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote.

    MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH OF THE ABOVE-NAMED NOMINEES.

  PROPOSAL NO. 2--APPROVAL OF AMENDMENT NO. 1 TO THE ROCKSHOX, INC. 1996 STOCK
                                      PLAN

    The 1996 Stock Plan, which was approved by stockholders of RSx Holdings, Inc., a Delaware corporation and the former parent of the Company ("Holdings"), on May 8, 1996, and which was assumed by the Company pursuant to an Agreement of Merger, dated as of August 23, 1996, between Holdings and the Company, currently provides for the issuance of up to 979,020 shares of Common Stock pursuant to awards thereunder, of which 838,541 shares were reserved for issuance pursuant to outstanding awards as of March 31, 1997. If approved by the Company's stockholders, Amendment No. 1, which was approved by the Board of Directors on May 1, 1997, would increase the number of shares reserved for issuance under the 1996 Stock Plan to 1,279,020 shares of Common Stock, which would represent, on a fully diluted basis, 8.6% of the total number of shares of Common Stock outstanding as of June 16, 1997. The Company believes that it is necessary to adopt Amendment No. 1 at this time in order to provide an adequate reserve for the grant of stock-based incentive awards in the future.

    The 1996 Stock Plan provides for the grant of stock-based incentive awards, including non-qualified stock options, incentive stock options and stock purchase rights (collectively, "Stock Rights") to employees, directors and consultants of the Company. The purposes of the 1996 Stock Plan are to attract and retain the best available personnel for positions within the Company; provide additional incentives to the Company's employees, directors and consultants who participate in the 1996 Stock Plan; and promote the success of the Company's business.

    The 1996 Stock Plan is designed to permit compliance with the requirements for "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 under the Exchange Act. The summary that follows is subject to the actual terms of the 1996 Stock Plan, a copy of which, taking into account the effect of proposed Amendment No. 1, is attached as Annex A hereto.

SHARES SUBJECT TO THE 1996 STOCK PLAN

    If Amendment No. 1 is approved by stockholders, 1,279,020 shares of Common Stock will be reserved and/or available for issuance pursuant to the grant of Stock Rights under the 1996 Stock Plan. Up to 100% of such shares may be subject to Stock Rights granted to a single individual in any calendar year.

    The Plan provides for equitable adjustments with respect to Stock Rights if the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction.

ELIGIBILITY

    Nonqualified stock options ("NSOs") and stock purchase rights may be granted to employees, consultants and directors of the Company. Incentive stock options within the meaning of Section 422 of the Code ("ISOs") may only be granted to employees.

ADMINISTRATION

    The 1996 Stock Plan is currently administered by the Board of Directors of the Company, but may subsequently be administered by a committee of the Board of Directors in accordance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. References herein to the "Administrator" are to the Board or the Committee, to the extent each may administer the 1996 Stock Plan. Board members do not receive any remuneration in their capacity as Administrator of the 1996 Stock Plan, which also provides that no Board member will be liable for any action or determination taken or made in good faith with respect to the 1996 Stock Plan or any Stock Right granted thereunder.

    Subject to the terms of the 1996 Stock Plan, the Administrator has the authority to grant Stock Rights to eligible recipients and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and exercise price of Stock Rights, and the effect, if any, of a change in control of the Company.

AWARDS UNDER THE 1996 STOCK PLAN

    STOCK OPTIONS. ISOs and NSOs granted under the 1996 Stock Plan will have a term of no more than ten years from the date of grant. Unless otherwise determined by the Administrator, options will become exercisable in equal annual installments over a period of five years from the date of grant. The purchase price of ISOs will not be less than 100% of the fair market value of the Common Stock on the date of grant. The purchase price of NSOs may not be less than 85% of the fair market value of the Common Stock on the date of grant.

    The aggregate fair market value (determined as of the date of grant) of the shares subject to ISOs granted to any employee under the 1996 Stock Plan or any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited to $100,000. This restriction does not apply to NSOs.

    The exercise price of an option may be paid in cash or, at the discretion of the Administrator, by the surrender of shares of Common Stock having a fair market value equal to the purchase price, a combination of cash and surrender of shares of Common Stock, or such other consideration and method of payment as is permitted under applicable law.

    STOCK PURCHASE RIGHTS. A stock purchase right gives the holder thereof the right to purchase a specified number of shares of Common Stock. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the 1996 Stock Plan and/or cash awards made outside of the 1996 Stock Plan. The purchase price of a stock purchase right will not be less than 85% of the fair market value of the Common Stock on the date of grant.

    TERMINATION OF EMPLOYMENT. In general, upon termination of a participant's employment or service with the Company, Stock Rights may be exercised, to the extent vested and exercisable as of the date of such termination, for a period of 30 days following the date of termination.

    DISABILITY. In the event of the termination of a participant's employment or service due to disability, Stock Rights may be exercised, to the extent vested as of the date of such termination, for a period of 12 months from the date of termination (or, if earlier, until the date such Stock Right expires by its terms).

    DEATH. In the event of the death of a participant, Stock Rights may be exercised, to the extent vested and exercisable as of the date of death, for a period of 12 months following the date of death (or, if earlier, until the date such Stock Right expires by its terms). The Administrator also may provide in an option agreement under the 1996 Stock Plan that, upon the death of a participant, each Stock Right held by such participant will become fully vested and may be exercised by such participant's estate or by such person who acquired the right to exercise the Stock Right by bequest or inheritance.

EFFECT OF A CHANGE IN CONTROL

    In the event of (i) a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving corporation, (ii) the sale of all or substantially all of the assets of the Company to another corporation, (iii) a transaction (or a series of related transactions) in which there is a change in the beneficial ownership, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power or value of the Company's then outstanding equity securities or (iv) the dissolution or liquidation of the Company, the 1996 Stock Plan and any outstanding Stock Rights will terminate, unless provision is made in connection with such transaction for the assumption of such Stock Rights, or the substitution for such Stock Rights of new incentive awards covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and the exercise or purchase price of such awards. The 1996 Stock Plan also permits the Administrator to provide for the accelerated vesting of options in the event of a transaction specified in clauses (i) or (iii) above, subject to such terms and conditions as may be approved by the Administrator.

ADDITIONAL PROVISIONS

    MARKET STANDOFF. The Company or any representative of the underwriters may request, with respect to each of the first two registration statements of the Company to become effective under the Securities Act of 1933, as amended, which includes securities to be sold on behalf of the Company to the public in an underwritten public offering, that during a period of up to 180 days following the effective date of such registration state-ment, no award holder may exercise any Stock Rights or sell or otherwise transfer any shares of Common Stock previously acquired upon the exercise of a Stock Right. The Company's initial public offering of Common Stock, which closed on October 2, 1996, was made pursuant to such a registration statement.

    PAYMENT OF TAXES. Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, to pay to the Company or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the 1996 Stock Plan are conditional on the making of such payments or arrangements, and the Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

    AMENDMENT AND TERMINATION OF THE 1996 STOCK PLAN. The Board may at any time amend, alter, suspend or discontinue the 1996 Stock Plan, but, except as permitted in the 1996 Stock Plan in the context of a dissolution, merger or other change in control transaction, any such amendment or termination of the 1996 Stock Plan will not adversely affect Stock Rights previously granted. The 1996 Stock Plan will otherwise terminate on May 8, 2006.

CERTAIN FEDERAL INCOME TAX EFFECTS

    The following discussion is for general information only and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of the Common Stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the Common Stock acquired upon exercise of an option or stock purchase right will be held as a "capital asset" (gener-ally property held for investment) under the Code.

    NONQUALIFIED STOCK OPTIONS. A participant will generally not be subject to Federal income tax upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount as the participant recognizes ordinary income.

    A participant will recognize a capital gain or loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock on the date it was acquired and the amount realized in the sale or exchange. Such gain or loss will be long-term if the stock has been held for more than one year.

    INCENTIVE STOCK OPTIONS. A participant will not be subject to tax upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or
(ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.")

    If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

    If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain realized by the participant will be subject to tax as short-term or long-term capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

    The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

    EXERCISE WITH SHARES. According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of stock already owned by the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax accord-ing to the rules described above for NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such addi-tional shares will commence on the date of receipt.

    The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange,
(ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

    STOCK PURCHASE RIGHTS. In general, a participant will not be subject to tax at the time a Stock Purchase Right is granted. Upon exercise of a Stock Purchase Right where the exercise price is paid in cash, the Participant generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the participant.

REASON FOR AUTHORIZATION

    The 1996 Stock Plan is being submitted for stockholder approval pursuant to Sections 162(m) and 422 of the Code and the rules of the Nasdaq Stock Market. It is intended that awards granted under the 1996

Stock Plan may constitute "qualified performance based compensation" for purposes of Section 162(m) of the Code.

NEW PLAN BENEFITS

    It is not possible to determine at this time the awards that will be granted in connection with the additional shares of the Company's Common Stock reserved for issuance under the 1996 Stock Plan, as amended by Amendment No. 1. For informational purposes, the table below sets forth the number of options to purchase shares of the Company's Common Stock granted under the 1996 Stock Plan during the 1997 Fiscal Year to the Company's most senior executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group").

                                1996 STOCK PLAN

                                                                                                         SHARES
                                                                                                       UNDERLYING
NAME AND POSITION                                                                                        AWARDS
----------------------------------------------------------------------------------------------------  ------------
Stephen W. Simons
  President, Chairman and Director..................................................................       0
Paul H. Turner
  Vice President of Advanced Research and Director..................................................       0
Robert Kaswen
  Executive Vice President of Operations............................................................       146,853
Charles E. Noreen Jr.
  Chief Financial Officer and Secretary.............................................................        73,470
Executive Group.....................................................................................       220,323
Non-Executive Director Group........................................................................           0(1)
Employee Group......................................................................................     618,218(2)

------------------------

(1) In May 1997, Messrs. Gaulke and Napier were each granted options to purchase 10,000 shares of Common Stock pursuant to the 1996 Stock Plan, with an exercise price per share equal to the fair market value of one share of Common Stock on the date of grant.

(2) This number is net of cancellations.

VOTE REQUIRED

    The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve and adopt Amendment No. 1 to the 1996 Stock Plan. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against Proposal No. 2. If stockholders do not approve Amendment No. 1, the Board will consider whether to adopt some alternative incentive compensation arrangement based on its assessment of the Company's needs.

    MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 2

PROPOSAL NO. 3--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Audit Committee has selected, and the Board of Directors has approved, Coopers & Lybrand L.L.P. as the Company's independent auditors for the Company's fiscal year ended March 31, 1998 (the "1998 Fiscal Year") and the Board of Directors has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Coopers & Lybrand L.L.P. has audited the Company's consolidated financial statements since 1993. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1998 Fiscal Year. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against Proposal No. 3.

    Stockholder ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Coopers & Lybrand L.L.P. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different auditing firm at any time during the 1998 Fiscal Year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

    MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 3

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information (as of June 10, 1997) concerning the directors and executive officers of the Company:

NAME                                                   AGE                              POSITION
-------------------------------------------------      ---      ---------------------------------------------------------

Stephen W. Simons................................          42   Chairman of the Board, President and Director

Paul H. Turner...................................          38   Vice President of Advanced Research and Director

John W. Jordan II................................          48   Director

Adam E. Max......................................          38   Director

Michael R. Gaulke................................          51   Director

George Napier....................................          44   Director

Robert Kaswen....................................          50   Executive Vice President of Operations

Charles E. Noreen, Jr............................          36   Chief Financial Officer and Secretary

Elizabeth Bradley................................          38   Director of Sales and Marketing

    Mr. Simons is a co-founder of the Company, has been a director of the Company since its inception in 1989 and became President in 1992 and Chairman of the Board of Directors in 1996. In addition to executive functions, he overseas product manufacturing and sales. Prior to founding the Company, Mr. Simons founded SIMONS, which developed suspension modifications and complete motorcycle front forks. Mr. Simons also founded Simons Precision, a precision manufacturer of parts for motorcycles. Simons Precision is now known as Simons & Susslin, Inc. and is wholly owned by persons who are not affiliated with either the Company or Mr. Simons.

    Mr. Turner is a co-founder of the Company, has been a director of the Company since its inception in 1989 and became Vice President of Advanced Research in 1992. In addition to overseeing the Company's research and development efforts, Mr. Turner often represents the Company at industry and public events, and participates in certain marketing decisions. Prior to founding the Company, Mr. Turner worked with Honda Motor Company and founded Paul Turner Racing. Mr. Turner is generally regarded as a pioneer in bicycle suspension and is well known throughout the mountain bike industry.

    Mr. Jordan has been a director of the Company since March 1995, and was Chairman of the Board of Directors until October 1996. Mr. Jordan has been the managing partner of The Jordan Company, a private merchant banking firm that he founded, since February 1982. Mr. Jordan is also director of Jordan Industries, Inc., American Safety Razor Company, Jackson Products, Inc., Gear for Sports, Inc., Carmike Cinemas, Inc., Welcome Home, Inc., Apparel Ventures, Inc. and other private companies.

    Mr. Max has served as a director of the Company since March 1995, and was a vice president from that time until October 1996. Mr. Max is a principal of The Jordan Company, which he joined in April 1986. Mr. Max is also a director of a number of private companies.

    Mr. Gaulke has served as a director of the Company since January 1997. Mr. Gaulke joined The Failure Group, Inc. in September 1992 as Executive Vice President and Chief Financial Officer, became its President in March 1993 and was appointed as a member of its board of directors in January 1994. In June 1996, Mr. Gaulke was named Chief Executive Officer of both The Failure Group, Inc. and its principal operating subsidiary, Failure Analysis Associates, Inc. Mr. Gaulke has been a member of the board of directors of Failure Analysis Associates, Inc. since September 1993. From November 1988 to September 1992, Mr. Gaulke served as Executive Vice President and Chief Financial Officer at Raynet Corporation, a subsidiary of Raychem Corporation.

    Mr. Napier has served as a director of the Company since January 1997. Mr. Napier served as President and Chief Executive Officer of Meridian Sports Incorporated between May 1992 and August 1996. Between March 1983 and January 1992, Mr. Napier held various senior positions with Wilson Sporting Goods Co., including Chief Operating Officer, President of Wilson USA and President of Wilson International (subsidiaries of Wilson Sporting Goods Co.). Mr. Napier is also a director of a private company.

    Mr. Kaswen joined the Company in September 1992 and became Executive Vice President of Operations in April 1996. Since joining the Company, Mr. Kaswen has progressively assumed responsibility for engineering, production, materials management, quality assurance and service warranty functions. From May 1990 to September 1992, Mr. Kaswen was the Director of Professional Services for Relevant Business Systems, Inc., a supplier of software for manufacturing companies.

    Mr. Noreen has been the Chief Financial Officer of the Company since May 1996, and the Secretary of the Company since August 1996. Prior to such time, Mr. Noreen was an audit manager and then a partner in the San Jose, California office of the accounting firm of Coopers & Lybrand L.L.P., which he joined in 1983.

    Ms. Bradley joined the Company in May 1996 as Director of Sales and Marketing. From 1989 until joining the Company, Ms. Bradley was an Executive Vice President, Marketing and Strategic Planning of Giro Sport Design, Inc., a manufacturer of performance bicycle helmets. Ms. Bradley was the Marketing Director of a division of Saturday's Group from 1988 to 1989 and an account executive at Chiat/Day Advertising from 1983 to 1986.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors did not hold any meetings during the fiscal year ended March 31, 1997 (the "1997 Fiscal Year") and during such time took certain actions by unanimous written consent. The Company has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee, which was established in January 1997 and consists of Messrs. George Napier, Michael R. Gaulke and Adam E. Max (all non-employee directors), did not hold any meetings during the 1997 Fiscal Year. The Audit Committee has the power and authority to (i) select the firm of independent accountants to audit the financial statements of the Company and its consolidated subsidiaries, subject to approval of the Board of Directors, (ii) discuss with such independent public accountants and with the management of the Company, the Company's financial accounting and reporting principles, policies and practices, (iii) discuss with such independent accountants, and with management of the Company and such management's staff, the adequacy of the Company's accounting, financial and operating controls and (iv) report to the Board of Directors with respect to any and all of the foregoing, at such times and in such manner as the Board of Directors shall determine.

    COMPENSATION COMMITTEE. The Compensation Committee, which was established in January 1997 and consists of Messrs. Stephen W. Simons, Adam E. Max and Michael R. Gaulke, did not hold any meetings during the 1997 Fiscal Year. The Compensation Committee has the power and authority to review and approve salary and other compensation arrangements, including annual incentive awards (but excluding the granting of stock options pursuant to the 1996 Stock Plan and any future plans), for officers and employees of the Company.

COMPENSATION OF THE BOARD OF DIRECTORS

    Prior to the consummation of the Company's initial public offering of its Common Stock on October 2, 1997 (the "IPO"), each member of the Board of Directors was paid an annual fee of $7,500, payable quarterly. After the IPO, each member of the Board of Directors, other than those directors who are also employees of the Company, is entitled to receive a quarterly fee of $5,000. In addition, Messrs. Max and Jordan are affiliated with a company that is party to a consulting arrangement with the Company. See "Certain Transactions--Consulting Agreement."

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of June 16, 1997 by (i) each beneficial owner known to the Company to own more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table under "Executive Compensation" and (iv) all directors and officers as a group. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect of such shares, subject to community property laws where applicable.

                                                                            AMOUNT AND NATURE       PERCENTAGE OF
                                                                               OF SHARES OF          OUTSTANDING
                                                                               COMMON STOCK         COMMON STOCK
NAME                                                                        BENEFICIALLY OWNED   BENEFICIALLY OWNED
--------------------------------------------------------------------------  ------------------  ---------------------

Stephen W. Simons (1).....................................................        2,205,000                16.1

Paul H. Turner (2)........................................................        2,205,000                16.1

John W. Jordan II (3).....................................................          327,308                 2.4

Adam E. Max (4)...........................................................          210,004                 1.5

Michael R. Gaulke.........................................................                0                   0

George Napier.............................................................                0                   0

Robert Kaswen (5).........................................................           58,740                   *

Charles E. Noreen, Jr. (6)................................................           29,388                   *

MCIT PLC (7) .............................................................        2,100,042                15.3
  c/o Jordan/Zalaznick Advisors, Inc.
  9 West 57th Street
  New York, New York 10019

All directors and executive officers as a group (8 persons) (8)...........        5,035,440                36.8

------------------------

*   Less than 1%

(1) Includes (i) 12,750 share held by Mr. Simons directly, (ii) 1,627,305 shares held by The Simons Revocable Trust, of which Mr. Simons and Debra W. Simons, Mr. Simons' wife, are trustees, (iii) 200,253 shares held by the Debra W. Simons Grantor Retained Annuity Trust, of which Mr. Simons is one of three trustees, (iv) 200,253 shares held by the Stephen W. Simons Grantor Retained Annuity Trust, of which Mr. Simons is one of three trustees, (v) 12,750 shares held by Debra W. Simons individually, who retains all voting and investment power, (vi) 21,688 shares held by The Simons Children Irrevocable Trust, over which Mr. Simons has no voting or investment power and (vii) 130,000 shares held by the Wanda Bobowski Fund, the voting or investment power of which is shared with Debra W. Simons. Mr. Simons disclaims beneficial ownership with respect to all shares held by The Simons Children Irrevocable Trust and by the Wanda Bobowski Fund.

(2) Includes 551,250 shares held by Turner Family LP, a Colorado limited partnership (the "Turner Partnership"). Mr. Turner is the sole general partner of the Turner Partnership, and a trust, the trustees of which are persons other than Mr. Turner and the beneficiaries of which are certain family members of Mr. Turner, is the sole limited partner of the Turner Partnership holding a 40% interest in the Turner Partnership. Mr. Turner disclaims beneficial ownership of the 220,500 shares representing the trust's interest in the Turner Partnership. Also includes 135,000 shares held by Bikes Aren't Bad Foundation, of which Mr. Turner is the sole director. Mr. Turner disclaims beneficial ownership of all of such shares held by Bikes Aren't Bad Foundation.

(3) Includes 327,308 shares held by the John W. Jordan II Revocable Trust, of which Mr. Jordan is trustee. Excludes 2,100,042 shares held by MCIT, which is advised by Jordan/Zalaznick Advisers, Inc., an entity controlled by Mr. Jordan and certain other persons. Mr. Jordan is a partner of The Jordan Company, an entity with which Mr. Max is affiliated.

(4) Mr. Max is a principal of The Jordan Company, an entity with which Mr. Jordan is also affiliated.

(5) Includes 58,740 shares with respect to which Mr. Kaswen has the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of June 16, 1997.

(6) Includes 29,388 shares with respect to which Mr. Noreen has the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of June 16, 1997.

(7) MCIT is advised by Jordan/Zalaznick Advisers, Inc., an entity controlled by Mr. Jordan and certain other persons.

(8) Includes 88,128 shares with respect to which all directors and officers have the right to acquire beneficial ownership by virtue of currently exercisable stock options and options that become exercisable within 60 days of June 16, 1997.

                              CERTAIN TRANSACTIONS

    The following summarizes various transactions between the Company and certain of its directors or executive officers or entities associated with such persons. The Company believes that each such transaction was, and that any future transaction will be, approved in accordance with the Delaware General Corporation Law.

    REGISTRATION RIGHTS AGREEMENT. Effective as of the closing of the initial public offering of the Company's Common Stock (the "IPO"), which occurred on October 2, 1996, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with, among others, certain trusts the beneficiaries and/or trustees of which include Messrs. Simons, Turner and Jordan, as well as Mr. Max (collectively, the "Insider Holders"). Pursuant to the Registration Rights Agreement and subject to certain conditions, the Insider Holders have demand registration rights to require the Company to register the number of shares requested to be so registered until such time as such shares of Common Stock (i) are effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of in accordance with a registration statement covering such shares, (ii) are saleable by the holders thereof pursuant to Rule 144(k) under the Securities Act or (iii) are distributed for resale pursuant to Rule 144 under the Securities Act ("Registrable Securities"). The Registration Rights Agreement provides that, subject to certain conditions, the Insider Holders have incidental registration rights if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor form thereto or filed solely in connection with an exchange offer or an offering made solely to employees of the Company) to require the Company to include in each such registration all Registrable Securities as each Insider Holder may request in accordance with the terms of the Registration Rights Agreement. In the event of any registration thereunder, the Registration Rights Agreement contains certain customary provisions relating to holdback and indemnification arrangements. The Registration Rights Agreement also provides that all reasonable fees and expenses incident to the performance thereof or compliance therewith by the Company will be borne by the Company.

    SUSSLIN CONSULTING AGREEMENT. Simons & Susslin, Inc. ("Susslin") entered into a consultant agreement (the "Susslin Agreement") with Stephen W. Simons on January 1, 1994. In March 1994, Mr. Simons sold his entire ownership interest in Susslin, which equalled 50% of its common stock, to the other stockholder thereof. The Company purchased approximately $2.9 million of components from Susslin in the 1997 Fiscal Year. Mr. Simons provides consulting services to Susslin pursuant to the Susslin Agreement for business, sales and marketing activities, in consideration of which Susslin pays Mr. Simons a fee equal to 3% of Susslin's net sales (as defined therein). The Susslin Agreement terminates on December 31, 2002; PROVIDED, that the Susslin Agreement (i) will be automatically renewed for two years, if the total of all consulting fees paid to Mr. Simons pursuant to the Susslin Agreement are less than $1,000,000 on December 31, 2002, (ii) will automatically terminate when the total of all consulting fees paid to Mr. Simons pursuant to the Susslin Agreement equal $1,700,000 and (iii) may be terminated by Mr. Simons at any time upon 30 days' written notice. As of March 31, 1997, Susslin had paid Mr. Simons an aggregate of $708,738 pursuant to the Susslin Agreement.

    THE RECAPITALIZATION AND USE OF PROCEEDS FROM THE IPO. On March 24, 1995, Stephen Simons, Debra Simons and Paul Turner transferred all of the outstanding shares of capital stock of the Company's predecessor ("Old RockShox") to RSx Holdings, Inc., a newly formed Delaware corporation ("Holdings"), and RSx Acquisition, Inc., a newly formed Delaware corporation ("Acquisition"). In exchange therefor, Mr. and Mrs. Simons and Mr. Turner received 50% of the common stock of Holdings ("Holdings Common Stock"), $6 million aggregate principal amount of 13.5% junior subordinated notes of Holdings (the "Junior Notes"), 4,000 shares of Series B Preferred Stock of Holdings (the "Series B Preferred Stock") and approximately $39 million in cash. Holdings then acquired all of the capital stock of Acquisition and contributed to Acquisition all of Holdings' shares of capital stock of Old RockShox, whereupon Old

RockShox became a wholly owned subsidiary of Acquisition. Old RockShox was then merged into Acquisition and Acquisition changed its name to ROCKSHOX, INC. The transactions described in this paragraph are collectively referred to as the "Recapitalization."

    As part of the Recapitalization, (i) the remaining 50% of Holdings Common Stock, (ii) 3,000 shares of Series A Preferred Stock of Holdings (the "Series A Preferred Stock, and together with the Series B Preferred Stock, the "Holdings Preferred Stock") and (iii) $11 million aggregate principal amount of 13.5% senior subordinated notes of Holdings (the "Senior Notes") were purchased for an aggregate of approximately $14.5 million by (a) MCIT PLC, an investment company organized under the laws of England and Wales ("MCIT"), in which affiliates of The Jordan Company have an ownership interest and which is advised by Jordan/Zalaznick Advisers, Inc., an entity controlled by affiliates of The Jordan Company, and (b) certain persons and entities affiliated with the Jordan Company.

    The Company used a portion of the proceeds of the IPO to (i) repay the $11 million principal amount of the Senior Notes plus accrued interest, (ii) repay the $6 million aggregate principal amount of the Junior Notes plus accrued interest, (iii) redeem all of the shares of Holdings Preferred Stock and (iv) make payments totalling approximately $7.3 million to terminate the Pre-IPO Bonus Plan (as defined in "Executive Compensation--Employment Agreements").

    CONSULTING AGREEMENT. On March 24, 1995, the Company entered into a management consulting agreement (the "Consulting Agreement") with TJC Management Corporation ("TJCMC"), an affiliate of The Jordan Company (with which each of Messrs. Jordan and Max is affiliated), pursuant to which TJCMC was retained to render consulting services to the Company. Pursuant to the Consulting Agreement, TJCMC is entitled to (i) a quarterly fee of $62,500, (ii) an investment banking and sponsorship fee of 2% of the aggregate consideration paid (including non-competition and similar payments, but net of transaction expenses) in connection with an initial public offering of Common Stock, the sale of all or substantially all of the Common Stock or substantially all of the assets of the Company to a company other than an affiliate, or the purchase by the Company of all the equity or substantially all of the assets of a company (other than an affiliate), and (iii) a financial consulting fee of 1% of the amount obtained or made available pursuant to any financing. The fees payable under clauses (ii) and (iii) of the preceding sentence are payable with respect to a transaction only if TJCMC is retained to render services in connection therewith. Pursuant to the Consulting Agreement, TJCMC received a fee of $1.0 million in March 1995 in connection with the consummation of the Recapitalization (as defined above). The Company paid TJCMC a fee of $1.0 million in connection with the consummation of the initial public offering of the Company's Common Stock, in lieu of any fees payable under clause (ii) above. The Consulting Agreement also provides that if TJCMC renders services outside the ordinary course of business, TJCMC is entitled to an additional amount equal to the value of such services. Also pursuant to the Consulting Agreement, TJCMC and certain of its affiliates are indemnified from certain liabilities related to services performed pursuant to the Consulting Agreement and TJCMC is entitled to reimbursement of reasonable out-of-pocket expenses. The term of the Consulting Agreement generally continues until April 1, 2000.

    NONCOMPETITION AGREEMENTS. Each of Stephen Simons, Debra Simons (Mr. Simons' wife) and Paul Turner has entered into a noncompetition agreement, dated March 24, 1995, pursuant to which each such person agreed, among other things, that until March 24, 1998 he or she will not directly or indirectly engage in, assist or have any active interest in a business located anywhere in the contiguous United States that (i) competes with the Company or (ii) sells to, supplies, provides goods or services to, purchases from or does business in any manner with the Company. Each such person also agreed that until three years from and after the date such person ceases to be employed by the Company, he or she will not directly or indirectly (a) divert or attempt to divert from the Company any business with any customer or account with which he or she had any contact or association, which was under his or her supervision, or the identity of which was learned by him or her as a result of his or her employment with the Company, (b) solicit any person transacting business with the Company to terminate its relationship or association with the

Company, or to represent, distribute or sell services or products in competition with the services or products of the Company, or (c) solicit any employee of the Company to leave its employ. Mrs. Simons resigned as an officer of the Company on August 1, 1995 and, therefore, the provisions of the preceding sentence will terminate on August 1, 1998 with respect to Mrs. Simons.

    EMPLOYMENT AGREEMENTS. Each of Stephen Simons and Paul Turner has entered into an Amended Employment Agreement, and Mr. Noreen has entered into the Noreen Letter Agreement, each of which is described in "Executive
Compensation--Employment Agreements."

    On November 10, 1995, Peter Turner, the brother of Paul Turner, entered into an employment agreement with the Company (the "Peter Turner Agreement") pursuant to which Peter Turner serves as the Company's manager of product development engineering. Immediately prior to joining the Company, Peter Turner was employed as Senior Engineer and Manufacturing Manager at Cobe Cardiovascular, Inc. based in Arvada, Colorado. The Peter Turner Agreement provides that Peter Turner is entitled to receive, among other things, (i) a salary of $110,000 per year for the first two years of his employment, after which time he will be eligible for his first compensation review, and a cost of living adjustment for each of the first three years of his employment with the Company, (ii) the right to participate in an annual bonus program and receive a guaranteed bonus of at least $30,000 on December 31, 1996 for the first year of employment with the Company, (iii) a one-time relocation allowance of $25,000, (iv) a secured interest-free bridge loan in the principal amount of $150,000, which was repaid to the Company in January 1996 upon the sale of Peter Turner's Colorado home, and (v) mortgage assistance in the amount of $1,600 per month for up to six months.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company during the 1996 and 1997 Fiscal Years to its President (who serves as its chief executive officer) and to each of its other executive officers serving as of the end of the 1997 Fiscal Year whose combined salary and bonus exceeded $100,000 for the 1997 Fiscal Year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                                                 -------------
                                                                        ANNUAL COMPENSATION       SECURITIES
                                                                    ---------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR(1)      SALARY         BONUS        OPTIONS(#)     COMPENSATION
-----------------------------------------------------  -----------  ----------  ---------------  -------------  --------------
Stephen W. Simons....................................        1997   $  250,000  $  3,915,089(2)       --         $   3,812(3)
  Chairman and President                                     1996      250,000     1,062,500(2)       --             7,556(3)
Paul Turner..........................................        1997      250,000     3,790,089(2)       --             3,812(3)
  Vice President of Advanced Research                        1996      250,000     1,062,500(2)       --             7,556(3)
Robert Kaswen........................................        1997      150,000       110,500         146,853           410
  Executive Vice President of Operations                     1996      105,000       110,000          --                56
Charles E. Noreen, Jr................................        1997      120,461        94,951          73,470           400
  Chief Financial Officer(4)

------------------------

(1) Information is for the Company's fiscal years ended March 31.

(2) Includes $3,665,089 in 1997 and $1,062,500 in 1996 for each of Mr. Simons and Mr. Turner which represent payments pursuant to employment agreements that were terminated upon the completion of the Company's initial public offering in October 1996. See "--Employment Agreements."

(3) Includes $3,750 in 1997 and $7,500 in 1996 paid to each director of the Company prior to completion of the Company's initial public offering of its Common Stock.

(4) Mr. Noreen commenced employment with the Company on May 31, 1996.

OPTIONS GRANTS AND EXERCISES

    The following table sets forth certain information with respect to stock option grants during the 1997 Fiscal Year to the Named Executive Officers.

                     OPTION GRANTS IN THE 1997 FISCAL YEAR

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                  ----------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                    NUMBER OF      PERCENT OF                                   RATES OF STOCK PRICE
                                   SECURITIES     TOTAL OPTIONS                               APPRECIATION FOR OPTION
                                   UNDERLYING      GRANTED TO      EXERCISE OR                        TERM (2)
                                     OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------
NAME                              GRANTED(#)(1)    FISCAL YEAR        (/SH)         DATE          5%          10%
--------------------------------  -------------  ---------------  -------------  -----------  ----------  ------------
Stephen W. Simons...............            0          --              --            --           --           --
Paul H. Turner..................            0          --              --            --           --           --
Robert Kaswen...................      146,853            17.3%      $    4.39       5/13/06   $  405,430  $  1,027,440
Charles E. Noreen Jr............       73,470             8.7%           4.69       5/31/06      216,701       549,163

------------------------

(1) The options identified in this table were granted under the 1996 Stock Plan. Such options vested 20% at the date of grant and will vest at the rate of 20% per year thereafter. Mr. Noreen's option agreement provides that all of his unvested options will accelerate and become exercisable no later than 15 days prior to certain proposed change in control transactions. To the extent permitted under applicable law, the options granted are "incentive stock options" for purposes of Section 422 of the Code, and otherwise are nonqualified stock options.

(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only as required by the Securities and Exchange Commission, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the options, and other factors.

    The following table sets forth certain information regarding the value of unexercised options to acquire Common Stock held by the Named Executive Officers as of the end of the 1997 Fiscal Year. None of the Named Executive Officers exercised any options to acquire Common Stock in the 1997 Fiscal Year.

  AGGREGATE OPTION EXERCISES IN THE 1997 FISCAL YEAR AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING             VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                                  MARCH 31, 1997            MARCH 31, 1997(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Stephen W. Simons.........................................           0             0             0              0
Paul H. Turner............................................           0             0             0              0
Robert Kaswen.............................................      58,740        88,113     $ 619,707    $   929,592
Charles E. Noreen Jr......................................      14,694        58,776       150,613        602,454

------------------------

(1) Based upon the $14.94 per share closing price of the Common Stock as reported on Nasdaq on March 31, 1997.

EMPLOYMENT AGREEMENTS

    Each of Stephen W. Simons and Paul Turner (the "Executives") entered into an employment agreement with the Company, dated as of March 24, 1995 (each, an "Employment Agreement"). Each Employment Agreement had an initial one-year term and provided for automatic renewal for additional one-year terms, not to exceed four one-year renewal terms in total, at the election of each Executive. Pursuant to the Employment Agreements, Messrs. Simons and Turner each (i) received initial payments of

$2,820,000 and $1,880,000, respectively, (ii) received an annual salary of $250,000 and certain perquisites and (iii) was entitled to receive an annual payment under the Company's performance-based bonus plan then in effect (the "Pre-IPO Bonus Plan"), based upon the Company's operating results, up to a maximum payment of $1.5 million for any one fiscal year during the period commencing April 1, 1995 and ending March 31, 2000, but not to exceed an aggregate of $5 million during such period.

    Effective simultaneously with the closing of the Company's initial public offering of Common Stock, the Company entered into amended and restated employment agreements with each of the Executives (each, an "Amended Employment Agreement"). The Amended Employment Agreements are substantially similar to the Employment Agreements, except that pursuant to the Amended Employment Agreements the Pre-IPO Bonus Plan was terminated and, in consideration thereof, the Company provided each Executive with a payment in the approximate amount of $3.7 million. Each Amended Employment Agreement provides that, for each fiscal year during the term of the Amended Employment Agreement in which the Executive has been an employee of the Company for the entire fiscal year, the Company will pay to Messrs. Simons or Turner a cash bonus in an amount not to exceed 100% and 50%, respectively, of his annual salary based upon the Board of Directors' evaluation of the performance of his individual duties and, in the case of Mr. Simons, upon the performance of the Company as a whole during such fiscal year.

    On May 7, 1996, Charles E. Noreen Jr. entered into a letter agreement with the Company (the "Noreen Letter Agreement") pursuant to which Mr. Noreen serves as the Company's Chief Financial Officer. The Noreen Letter Agreement provides that Mr. Noreen is entitled to receive, among other things, (i) a salary of $145,000 per year (which salary has subsequently been increased to $155,000 per year), (ii) the right to participate in an annual bonus program, (iii) an initial grant of options to purchase 73,470 shares of Common Stock and (iv) certain other benefits. In addition, the Noreen Letter Agreement provides that if, during the first 36 months of Mr. Noreen's employment with the Company, (i) Mr. Noreen's employment is terminated due to a sale or merger of the entire Company, for any reason other than his voluntary separation or for cause, or
(ii) the Company relocates out of the San Francisco Bay Area, then, at the discretion of the Company, Mr. Noreen is entitled to (A) 6 months' notice during which time he is obligated to remain employed by the Company until he finds other employment or (B) be paid his monthly salary on a month by month basis until he is employed elsewhere (not to exceed 6 months from the date of such notice).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. Gaulke, Simons and Max. However, pursuant to certain requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, grants of stock options made to the Named Executive Officers in the 1997 Fiscal Year were made by all of the members of the Board of Directors. Messrs. Simons and Turner are officers of the Company. During the 1997 Fiscal Year, the Company engaged in certain transactions with certain of its directors and certain entities affiliated with certain of such directors. See "Certain Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. However, Mr. Simons, the President of the Company, does not participate in discussions regarding his own compensation. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the 1997 Fiscal Year.

COMPENSATION PHILOSOPHY:

    The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

    There are three main components in the Company's executive compensation program:

    - Base Salary

    - Incentive Bonus

    - Stock Incentives

BASE SALARY:

    The salaries of Messrs. Simons and Turner are fixed pursuant to the terms of the Amended Employment Agreements. The salaries of the other executive officers are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in both the bicycle and manufacturing industries. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

INCENTIVE BONUS:

    Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. The Amended Employment Agreements set forth certain limits regarding the bonuses payable to Messrs. Simons and Turner. See "Executive Compensation--Employment Agreements."

STOCK INCENTIVES:

    The Company utilizes stock options as long-term incentives to reward and retain executive officers. The Board of Directors, which in the 1997 Fiscal Year had responsibility for making option grants under the 1996 Stock Plan, believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited. Generally, stock options vest over a four to five year period and optionees must be employed by the Company at the time of vesting in order to exercise the options.

COMPENSATION OF THE PRESIDENT:

    Mr. Simons' base salary is set at $250,000 per year pursuant to his Amended Employment Agreement. Based primarily on the Company's achieving record revenues in the 1997 Fiscal Year, as well as the Compensation Committee's overall positive subjective evaluation of Mr. Simons' performance, Mr. Simons received the maximum bonus of $250,000 under his Amended Employment Agreement for the 1997 Fiscal Year. Mr. Simons did not receive any option grants in the 1997 Fiscal Year.

SECTION 162(M) POLICY:

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has submitted Amendment No. 1 to the 1996 Stock Plan for stockholder approval in order that future grants of awards under the 1996 Stock Plan may constitute qualified performance-based compensation, and the Company will continue to monitor the applicability of
Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m).

                               STEPHEN W. SIMONS+
                                PAUL H. TURNER*
                               JOHN W. JORDAN II*
                                  ADAM E. MAX
                               MICHAEL R. GAULKE
                                 GEORGE NAPIER*

* With respect to that portion of the report entitled "--Stock Incentives" only.

+   Excluding with respect to that portion of the report entitled
    "--Compensation of the President"

    THE COMPENSATION COMMITTEE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

PERFORMANCE GRAPH:

    The following line graph compares the cumulative total stockholder return for the Company's Common Stock with the NASDAQ U.S. Index and the NASDAQ Non-Financial Index for the period commencing September 27, 1996 and ending March 31, 1997. The graph assumes that $100 was invested on September 27, 1996, the date of the commencement of public trading of the Common Stock, and that all dividends are reinvested. Historical stock price performance should not be considered indicative of future stock price performance.

                                    [graph]

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ROCKSHOX, NASDAQ STOCK MARKET-US AND
                           NASDAQ NON-FINANCIAL INDEX

                               9/27/96    9/30/96    10/31/96    11/30/96   12/31/96    1/31/97    2/28/97    3/31/97
                              ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
NASDAQ                          100.000     99.699      98.597     104.696    104.589    112.047    105.899     99.006
NASDAQ Non-Fin                  100.000     99.677      97.863     103.760    103.360    111.368    103.588     96.485
RockShox                        100.000    100.000      85.000      85.833     96.667    100.000    111.667     99.587

    THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership of the Company's Common Stock and changes in such ownership with the Securities Exchange Commission, The Nasdaq Stock Market and the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on its review of the copies of these reports received or written representations from these reporting persons that no Forms 5 were required for such persons, the Company believes that, during the 1997 Fiscal Year, all of such filing requirements under Section 16(a) were timely met.

STOCKHOLDER PROPOSALS

    Subject to Securities and Exchange Commission regulations, proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than November 11, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                             By Order of the Board of Directors

                                             Charles E. Noreen, Jr.

                                             CHIEF FINANCIAL OFFICER AND
                                             SECRETARY

San Jose, California

July 14, 1997

                                    ANNEX A

                                   ROCKSHOX, INC.
                                1996 STOCK PLAN

                                 ROCKSHOX, INC.
                                1996 STOCK PLAN

    1. PURPOSES OF THIS PLAN. The ROCKSHOX, INC. 1996 Stock Plan (this "PLAN") is intended to implement the stock plan of ROCKSHOX, INC., a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Plan shall have the meanings ascribed to them in Section 2. The purposes of this Plan are:
(a) to attract and retain the best available people for positions with the Company, (b) to provide additional incentive to certain employees of, directors of and consultants to the Company and any Parent or Subsidiary, and (c) to promote the success of the Company's business. Options granted under this Plan may be Incentive Stock Options subject to the applicable provisions of Section 422 of the Code or Nonstatutory Stock Options, as determined by the Board. Stock Purchase Rights may also be granted under this Plan. The Options and Stock Purchase Rights are condensed into one Plan solely for the purposes of administrative convenience and are not intended to constitute tandem plans.

    2.  DEFINITIONS.  The following definitions shall apply:

        (A) "ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (B) "BENEFITS OF OWNERSHIP" means any dividend, stock dividend, distribution or any other economic benefit, but shall not include voting rights.

        (C) "BOARD" means the Board of Directors of the Company, a Parent or a Subsidiary, as appropriate.

        (D) "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        (E) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4.

        (F) "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

        (G) "CONSULTANT" means a person or entity who is providing services to the Company, or any Parent or Subsidiary, as an independent contractor.

        (H)  "DIRECTOR" means a member of the Board.

        (I) "ELIGIBLE PERSON" means a person eligible to be granted Stock Rights pursuant to Section 5.

        (J) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. The payment of a Director's fee by the Company shall not be sufficient to constitute employment by the Company.

        (K) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (L) "FAIR MARKET VALUE" means, as applied to a specific date, the fair market value per Share on such date as determined in good faith by the Board in the following manner: (1) if the Shares are then listed on any national or regional stock exchange, Fair Market Value shall be the mean between the high and low sales price on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported; (2) if the Shares are not so listed, then Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; (3) in the absence of either of the foregoing, Fair Market Value shall be determined by the Board in its absolute discretion after giving consideration to the book value, the earnings history and the prospects of the Company in light of market conditions generally. The Board may rely upon an appraisal by a reputable third party to determine Fair Market Value. The Fair Market Value determined by this paragraph shall be final, binding and conclusive on all parties.

        (M) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (N) "IPO" means the consummation of the first firm commitment or best efforts underwritten public offering of the Company's equity securities registered with the Securities and Exchange Commission.

        (O) "NON-EMPLOYEE DIRECTOR" means "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

        (P) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (Q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (R)  "OPTION" means a stock option granted pursuant to this Plan.

        (S) "OPTION AGREEMENT" means an agreement evidencing an Option, substantially in the form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve.

        (T) "OPTION PERIOD" means the period in which an Option may be exercised, to be established by the Board, subject to Section 7.

        (U) "OPTION PRICE" means the per share price of Shares to be issued pursuant to an Option, as determined by the Board subject to
             Section 8.

        (V) "OPTION GRANT DATE" means the date on which an Option is granted by the Board.

        (W)  "OPTIONED STOCK" means the Common Stock subject to a Stock Right.

        (X)  "OPTIONEE" means an Eligible Person who receives a Stock Right.

        (Y) "PARENT" means a "parent corporation" of the Company whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (Z)  "PLAN" means this ROCKSHOX, INC. 1996 Stock Plan.

        (AA) "SELLING HOLDERS" shall have the meaning set forth in Section
             19(a).

        (BB) "RIGHT NOTICE" means written notice of the terms, conditions and restrictions related to the offer of Stock Purchase Rights, including the number of Shares that a person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Board makes the determination to grant Stock Purchase Rights.

        (CC) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13.

        (DD) "STOCK PURCHASE RIGHT" means a right to purchase Common Stock pursuant to Section 12.

        (EE) "STOCK RIGHTS" means rights under a Stock Purchase Right or an Option.

        (FF) "SUBJECT SHARES" means the Shares acquired upon exercise of any Stock Right by the Optionee, his assigns, heirs, legatees or legal representatives, together with any shares of stock issued by the Company as a dividend or other distribution on such shares; or the securities issued upon the exchange or conversion of such Shares.

        (GG) "SUBSIDIARY" means a "subsidiary corporation" of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  STOCK SUBJECT TO THIS PLAN.  Subject to the second paragraph of this
Section 3 and to Section 13, the maximum aggregate number of Shares which may be subject to Option and/or sold pursuant to a Stock Purchase Right under this Plan is 1,279,020 Shares. The aggregate number of Shares which may be subject to Stock Rights granted to any Optionee during any calendar year may not exceed 100% of the Shares subject to this Plan from time to time.

    If a Stock Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject to the Stock Right shall become available for future grants of Stock Rights under this Plan. However, Shares that have actually been issued under this Plan upon exercise of a Stock Right shall not be returned to this Plan and shall not become available for future distribution under this Plan, except that if Shares are repurchased by the Company at their original purchase price and the original purchaser of such Shares did not receive any Benefits of Ownership of such Shares, such Shares shall become available for future grant under this Plan.

    4.  ADMINISTRATION OF THIS PLAN.

    (A) PROCEDURE. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two Directors to administer this Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution, fill vacancies, however caused, and remove all members of the Committee, and thereafter, directly administer this Plan. Any references in this Plan to the Board shall refer to the Committee, if one is appointed, to the extent of the Committee's authority. If at any time any class of equity securities of the Company is registered pursuant to Section 12(b) or (g) of the Exchange Act, then thereafter, to the extent possible, the Committee shall consist of two or more Non-Employee Directors.

    (B) LIMITATIONS ON MEMBERS OF BOARD. Members of the Board who either are eligible for Stock Rights or have been granted Stock Rights may vote on any matters affecting the administration of this Plan or the grant of any Stock Rights pursuant to this Plan, except that no such member shall act in connection with a Stock Right granted to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to a Stock Right of such member. If, at any time, awards made under this Plan shall be subject to Section 162(m) of the Code, this Plan shall be administered by a Committee comprised only of "outside directors" (within the meaning of Treas. Reg. 1.162-27(e)(3)) or such other persons as may be permitted from time to time under Section 162(m) of the Code and the regulations promulgated thereunder.

    (C) POWERS OF THE BOARD. Subject to the provisions of this Plan, the Board shall have the authority, in its discretion, to make all determinations necessary or advisable for the administration of this Plan including, without limitation:

        (i) to determine, upon review of relevant information, the then Fair Market Value;

        (ii) to determine the exercise price of the Options to be granted, subject to the provisions of Section 8;

       (iii) to determine the Employees and other Eligible Persons to whom Stock Rights are granted under this Plan, and the time or times at which Stock Rights shall be granted and the number of Shares of Optioned Stock to be represented by each Stock Right;

        (iv) to determine whether Stock Rights granted under this Plan shall be granted as an Incentive Stock Option, a Nonstatutory Stock Option or a Stock Purchase Right;

        (v) to prescribe, amend and rescind rules and regulations relating to this Plan;

        (vi) to determine the terms and provisions of each Stock Right granted under this Plan, which terms and provisions need not be identical among the Stock Rights;

       (vii) to accelerate the date or dates of exercise of any Option, pursuant to this Plan;

      (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

        (ix) to construe and interpret this Plan, the Option Agreements and any other agreement provided for under this Plan; and

        (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Right previously granted by the Board or to take such other actions as may be necessary or advisable with respect to (1) the Company's rights pursuant to an Option, an Option Agreement or any other agreement approved under this Plan, (2) the specific duties delegated by the Board to any Committee, and (3) the application for and receipt of the approval of any relevant authorities, including the approval of any stock exchange upon which the Common Stock is listed, if required.

    (D) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all holders of Stock Rights.

    5.  ELIGIBILITY.

    (A) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Director who has been granted a Stock Right may, if otherwise eligible, be granted additional Options or Stock Purchase Rights.

    (B) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that Section 422(d) or any successor section of the Code is applicable to the Option and the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 or the Code otherwise requires, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
       Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (C) Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to this Plan.

    6. EFFECTIVE DATE. The Effective Date of this Plan shall be the date of its adoption by the Board of Directors; provided, however, that no Option shall be exercisable prior to the approval of this Plan by the holders of a majority of the Shares represented at a meeting of the stockholders at which this Plan is considered or by a majority of the outstanding Shares by written consent. If such approval is not obtained within one year after the Effective Date, then this Plan and all Stock Rights granted thereunder shall automatically terminate on the first anniversary of the Effective Date. The Plan shall terminate (unless earlier terminated pursuant to Section 13) ten (10) years from the earlier of
(i) the date this Plan was adopted by the Board or (ii) the date this Plan was approved by the shareholders of the Company.

    7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    8.  OPTION EXERCISE PRICE AND CONSIDERATION.

    (A) PRICE. The Option Price for the Shares to be issued pursuant to an Option granted under this Plan shall be such price as is determined by the Board in its sole discretion. Notwithstanding the foregoing, (i) with respect to Incentive Stock Options, the Option Price shall in no event be less than one hundred percent (100%) of the Fair Market Value on the Option Grant Date, as determined by the Board; (ii) with respect to Nonstatutory Stock Options, the Option Price shall in no event be less than eighty-five percent (85%) of the Fair Market Value on the Option Grant Date, as determined by the Board; and
(iii) in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent, Subsidiary or predecessor corporation (determined as required by the Code as applied to Incentive Stock Options), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value as of the Option Grant Date, as determined by the Board.

    (B) FORM OF CONSIDERATION. The form of consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist of cash or the surrender of Shares having a Fair Market Value with an aggregate value on the date of surrender equal to the purchase price of the Shares as to which said Option shall be exercised, a combination thereof, or such other consideration and method of payment for the issuance of Shares as is permitted under applicable law.

    (C) SURRENDERED SHARES. If the consideration for the exercise of an Option is the surrender of previously acquired and owned Shares, the Optionee will be required to make representations and warranties satisfactory to the Company regarding the Optionee's title to the Shares used to effect the purchase including, without limitation, representations and warranties that the Optionee has good and marketable title to such Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. All Shares to be tendered as consideration for the exercise of an Option must be held by the Optionee for a period of at least six (6) months prior to surrender. The value of the Shares surrendered to effect the purchase shall be the Fair Market Value of such Shares, multiplied by the number of Shares surrendered.

    9.  EXERCISE OF OPTION.

    (A)  GENERAL TERMS.  Unless an accelerated version of the following vesting schedule is provided in the Option Agreement by the Board in its sole discretion, each Option shall become exercisable for that number of Shares equal to at least twenty percent (20%) of the total number of Shares subject to the Option each year; such that on or after the first anniversary of the grant of the Option, the Option shall be exercisable for at least twenty percent (20%) of the total number of Shares subject to the Option, on or after the second anniversary of the grant of the Option, the Option shall be exercisable for at least forty percent (40%) of the total number of Shares subject to the Option, and so on, provided, however, that Options granted to the Company's officers or directors may vest, subject to reasonable conditions such as continued employment, at any time or during any period as determined by the Board, including periods that extend for more than five (5) years. In all events, in order to exercise an Option, the Optionee shall execute an agreement and other documents reasonably required by the Board and shall deliver the required (or permitted) exercise consideration to the Company.

    (B) PARTIAL EXERCISE. An Option may be exercised from time to time during the term of the Option for all or any portion of the Shares for which an Option is then exercisable. No Option may be exercised for a fraction of a Share.

    (C) TIME OF EXERCISE. An Option shall be deemed to be exercised when the Company has received at its principal business office: (i) written notice of such exercise in accordance with the terms of the applicable Option Agreement and given by the person entitled to exercise the Option; (ii) full payment for the Shares with respect to which the Option is exercised; and (iii) any other representations or agreements required by this Plan or the Option Agreement.

    (D) NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Until the Option is properly exercised and the Company receives full payment for the Shares with respect to which the Option is exercised, no right to receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Option is properly exercised and payment in full is received.

    (E) ISSUANCE OF SHARE CERTIFICATES. As soon as practicable after any exercise of an Option and payment in full for the exercised Shares, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal business office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the Shares for which the Option has been exercised. The time of issuance and delivery of the certificate(s) representing the Shares may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such Shares.

    10.  TERMINATION OF EMPLOYMENT; DEATH OR DISABILITY.

    (A) GENERAL. Upon termination of the Optionee's Eligible Person status, any Stock Right may be exercised to the extent it was vested and exercisable on the date of such termination of Eligible Person status, within the earlier of
(i) thirty (30) days following the date of such termination of Eligible Person status, and (ii) the time such Stock Right expires by its terms; provided, however, if an Optionee who was an Employee remains a Director or a Consultant after his or her employment has been terminated, any Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. To the extent that the Optionee was not entitled to exercise the Stock Right at the date of termination or if the Optionee has not exercised such Stock Right to the extent so entitled within the time specified in this Plan, the unexercised Stock Right shall terminate.

    (B) TERMINATION FOR DISABILITY. When the Optionee becomes neither an Employee, Consultant or Director as a result of his or her disability, the Optionee may exercise the Stock Right to the extent such Optionee otherwise was entitled to exercise it at the date of such termination within the earlier of
(i) twelve (12) months from the date of such termination, and (ii) the time such Stock Right expires by its terms. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. To the extent that the Optionee was not entitled to exercise the Stock Right at the date of termination or if the Optionee has not exercised such Stock Right to the extent so entitled within the time specified in this Plan, the unexercised Stock Right shall terminate.

    (C) TERMINATION FOR DEATH. In the event of the death of an Optionee, the Stock Right may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Stock Right by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Stock Right on the date of death, within the earlier of (i) twelve (12) months from the date of the Optionee's death, and (ii) the time such Stock Right expires by its terms. If, after the Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Stock Right by bequest or inheritance does not exercise the unexercised Stock Right within the time specified in this Plan, the Stock Right shall terminate.

    (D) DEFINITION OF TERMINATION. For purposes of this Plan, an Employee shall be deemed terminated when such Employee's employment is deemed to no longer continue within the meaning of Section 422 of the Code and the rules and regulations thereunder. For purposes of this Plan, a Director may be deemed terminated on the date on which such individual is no longer serving as a member of the Board. For purposes of this Plan, a Consultant may be deemed terminated on the date on which such person is no longer serving as an independent contractor to the Company.

    (E) BUYOUT PROVISIONS. The Board may at any time offer to buy out, for a payment in cash or Shares, a Stock Right previously granted, based on such terms and conditions as the Board shall establish and communicate to the Optionee.

    11. NON-TRANSFERABILITY OF STOCK RIGHTS. Stock Rights may not be sold, pledged, assigned, hypothecated, transferred, gifted or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the life of the Optionee only by the Optionee; provided however, that the Board or the Committee may grant Stock Rights that are transferable or amend outstanding Stock Rights so that they become transferable.

    12.  STOCK PURCHASE RIGHTS.

    (A) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under this Plan and/or cash awards made outside of this Plan. After the Board determines that it will offer Stock Purchase Rights under this Plan, it shall deliver a Right Notice to the offeree. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Board.

    (B) OTHER PROVISIONS. The stock purchase agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the Board in its sole discretion; provided, however, that the purchase price shall be determined in the same manner as the Option Price under
Section 8 for Options which are not Incentive Stock Options. In addition, the provisions of the stock purchase agreement need not be the same with respect to each purchaser.

    (C) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall become a stockholder on the date on which his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

    13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

    (A) CHANGES IN CAPITALIZATION. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend (but only on Common Stock), stock split, reverse stock split or other similar transaction, or if any other increase or decrease occurs in the number of outstanding Shares without the receipt of consideration by the Company, then an appropriate and proportional adjustment shall be made, as appropriate, in: (i) the number and kind of Shares covered by each outstanding Stock Right; (ii) the number and kind of Shares which have been authorized for issuance under this Plan but as to which no Stock Rights have yet been granted (or which have been returned to this Plan pursuant to Section 3); and/or (iii) the exercise price per Share of stock covered by each such outstanding Stock Right. The granting of stock options, stock purchase rights, phantom stock or similar awards or bonuses to Employees or other Eligible Persons (whether or not under this Plan) and the conversion of any convertible securities of the Company shall not be deemed to have been effected "without the receipt of consideration" for the purposes of this Section.

    (B) EFFECT OF DISSOLUTION, MERGER, ETC. In the event of (i) a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving corporation; (ii) a sale of all or substantially all of the assets of the Company to another corporation; (iii) a transaction (or a series of related transactions) in which there is a change in the beneficial ownership, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power or value of the Company's then outstanding equity securities; or (iv) the dissolution or liquidation of the Company, this Plan shall terminate, and any outstanding Stock Rights shall terminate, unless provision be made in connection with such transaction for the assumption of such Stock Rights, or the substitution for such Stock Rights of new incentive awards covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices. The Board may also provide, in any Option Agreement, that all or a portion of unvested Options accelerate upon a transaction specified in clauses
(i) or (iii), above, subject to such terms and conditions as may be approved by the Board.

    (C) NOTICE. To the extent not inconsistent with any applicable law, the Company shall use its reasonable best efforts to give advance notice of any proposed transaction referenced in Section 13(b) to each Optionee who has outstanding, unexercised Stock Rights, which notice shall describe the transaction in general terms and notify the Optionee of any action which the Company and the surviving corporation, if other than the Company, have decided to take pursuant to Section 13(b) with respect to such Optionee's Stock Rights.

    (D) COMPLIANCE WITH INCENTIVE STOCK OPTION PROVISIONS. Notwithstanding anything to the contrary in this Plan, each adjustment made to an Incentive Stock Option pursuant to this Section 13 shall comply with the rules of Section 424 of the Code or any successor provision, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option, unless otherwise required by this Plan.

    14. TIME OF GRANTING STOCK RIGHTS. The date of grant of a Stock Right shall, for all purposes, be the date on which the Board makes the determination granting such Stock Right, or such other date as is determined by the Board. Notice shall be given within a reasonable time after the date of such grant to each Employee, Consultant or Director to whom a Stock Right is so granted.

    15. AMENDMENT AND TERMINATION OF THIS PLAN. The Board may at any time amend, alter, suspend or discontinue this Plan, but, except as permitted under
Section 13(b), any such amendment or termination of this Plan shall not adversely affect Stock Rights already granted, even if not vested at the date of such amendment or termination, and such Stock Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with
Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

    16. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of a Stock Right unless the exercise of such Stock Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of a Stock Right, the Company may require the person exercising such Stock Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

    17. RESERVATION OF SHARES. During the term of this Plan, the Company shall at all times reserve and keep available such number of authorized Shares as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain authorization from any regulatory body having jurisdiction, which authorization is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability for its failure to issue or sell such Shares as to which such requisite authorization shall not have been obtained.

    18. AGREEMENTS. Stock Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

    19.  OBLIGATION TO SELL STOCK.

    (A) OBLIGATION. In the event persons holding at least 60% of the Shares which were outstanding as of January 1, 1996 (the "SELLING HOLDERS") agree, in a bona fide arm's length transaction with an independent person who is not affiliated with or related to the Selling Holders, to make a transfer for value of any of the Shares then held by them, then upon the written demand of the Selling Holders, which shall be given not less than fifteen (15) calendar days prior to the date of such proposed transfer, the Optionee shall transfer a number of the Optionee's Shares to the buyer or transferee designated in the written demand in the same proportion, at the same price and on the same terms and conditions as those set forth in the Selling Holders' written demand. At the date set forth in the written demand from the Selling Holders, the Optionee shall (i) execute such documents as reasonably may be requested in the Selling Holders' demand notice and (ii) deliver certificate(s) for the Shares to be sold, duly endorsed for transfer in the form required, with signatures guaranteed, to the Selling Holders or the buyer or other transferee at the Company's principal office or such other place as the Company or the Selling Holders shall select, and the Selling Holders shall cause the purchase price to be paid to the Optionee in the same form and species as paid to the Selling Holders. In the event the Optionee fails to deliver the Shares held by him or her, the Optionee shall for all purposes be deemed no longer to be a stockholder of the Company, shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to Shares held by him or it, and shall have none of the rights or privileges granted to stockholders of the Company under this or any other agreement.

    (B) TERMINATION OF OBLIGATIONS. The obligations described in this Section 19 shall terminate and no longer be of effect upon an IPO.

    20. MARKET STANDOFF. If requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Act, the Optionee shall not exercise Stock Rights or sell or otherwise transfer any Subject Shares during periods up to 180 days following the effective date of the first two registration statements of the Company to become effective under the Act to include securities to be sold on behalf of the Company to the public in underwritten public offerings under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

    21. INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide to each Optionee and to each person who acquires Shares pursuant to this Plan, not less frequently than annually during the period such Optionee or person has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to this Plan, during the period such individual owns such Shares, copies of annual financial statements of the Company. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information. The Optionee shall be required to keep such financial statements confidential and shall not use them for the Optionee's benefit (except in relation to this Plan) or for the benefit of any other person.

    22.  TAXES, FEES, EXPENSES AND WITHHOLDING OF TAXES.

    (A) ISSUE AND TRANSFER TAXES. The Company shall pay all original issue and transfer taxes (but not income taxes, if any, unless the Board determines otherwise) with respect to the grant of Stock Rights and the issue and transfer of Shares pursuant to the exercise of such Stock Rights, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its reasonable best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.

    (B) WITHHOLDING. The grant of Stock Rights and the issuance of Shares pursuant to the exercise of such Stock Rights are conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise of the Stock Rights, unless the Company receives evidence to its satisfaction that such taxes have been paid by or on behalf of such Optionee.

    23. LIABILITY OF COMPANY. Neither the Company, nor any Parent or Subsidiary will be liable to an Optionee granted an Incentive Stock Option or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options granted hereunder are not "incentive stock options" under the Code.

    24. NOTICES. Any notice to be given to the Company pursuant to the provisions of this Plan shall be delivered personally and addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Optionee shall be delivered personally or addressed to such Optionee at the address on the Company's records, or at such other address as such Optionee may designate in writing to the Company. Any notice under this Agreement shall be deemed duly given when delivered personally or when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office, branch post office or mailbox regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Shares to provide the Company with written notice of such person's direct mailing address in the manner provided above.

    25. NO ENLARGEMENT OF RIGHTS. The establishment and maintenance of this Plan is purely voluntary on the part of the Company, and the continuance of this Plan shall not be deemed to constitute a contract between the Company and any Optionee, or to be consideration for or a condition of the employment of or contract with any Optionee. Nothing contained in this Plan shall be deemed to give any Optionee the right to be retained by the Company, its Parent, a Subsidiary or a successor entity, or to interfere with the right of the Company or any such corporation to discharge or retire any Employee, Consultant or Director at any time. No Optionee shall have any right to or interest in Stock Rights prior to the grant of such Stock Right to such Optionee, and upon such grant he or she shall have only such rights and interests as are expressly provided under this Plan, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

    26.  LEGENDS ON CERTIFICATES.

    (A) FEDERAL LAW. Unless an appropriate registration statement is filed pursuant to the Act with respect to Stock Rights and Shares issuable under this Plan, each certificate representing such Stock Rights and Shares shall be endorsed on its face with a legend substantially as follows:

       THIS RIGHT TO PURCHASE SECURITIES AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS RIGHT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION OF THIS OPTION OR OF THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    (B) STATE LEGEND. If required by applicable state authorities, each certificate representing the Stock Rights and Shares issuable under this Plan shall be endorsed on its face with any legends required by such authorities.

    ADDITIONAL LEGENDS. Each certificate representing the Stock Rights and Shares issuable under this Plan shall also contain legends as are set forth in any agreement the execution of which is a condition to the exercise of a Stock Right under this Plan. In addition, each agreement shall be endorsed with a legend substantially as follows:

       THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS RIGHT MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE ROCKSHOX, INC. 1996 STOCK PLAN, A COPY OF WHICH IS ON FILE WITH THE
       SECRETARY OF THE COMPANY.

    27. AVAILABILITY OF PLAN. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any eligible person making reasonable inquiry concerning it.

    28. INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained in this Plan invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in this Plan.

    29. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of California applicable to contracts executed, and to be fully performed, in California between or among California residents. Any action or proceeding arising under or pertaining to this Plan shall be brought only in a state or federal court of competent jurisdiction located in the County of Santa Clara in the State of California.

                                                                         ANNEX B

PROXY                                                                      PROXY

                                 ROCKSHOX, INC.


                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 14, 1997

        The undersigned hereby appoints Charles E. Noreen Jr., Stephen W. Simons, Robert Kaswen and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders of ROCKSHOX, INC. to be held on August 14, 1997 at 10:00 a.m., and any postponement or adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 14, 1997, receipt of which is hereby acknowledged by the undersigned. Any and all proxies heretofore given by the undersigned are hereby revoked.

Check here for address change / /

NEW ADDRESS:_______________________
___________________________________
___________________________________
___________________________________


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


Please mark your votes as in this example. /x/

                                        WITHHELD
                              FOR       FOR ALL
1.   ELECTION OF DIRECTORS.   / /         / /                                   4.   Such other matters as may properly come before
                                                                                     the meeting or any adjournment thereof. As to
                                                                                     such other matters the undersigned hereby
                                                                                     confers discretionary authority.
Stephen W. Simons, Paul H. Turner,
John W. Jordan II, Adam E. Max,
Michael R. Gaulke and George Napier

WITHHELD FOR: (Write that nominee's or nominees' name(s) in the space           I PLAN TO ATTEND MEETING                         / /
provided below.)

---------------------------------------------------------------------------     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO
                                                                                DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                             FOR       AGAINST     ABSTAIN      EACH OF THE NOMINEES FOR DIRECTOR, FOR AMENDMENT
2.   AMENDMENT NO. 1 TO 1996 STOCK PLAN      / /         / /         / /        NO. 1 TO 1996 STOCK PLAN AND FOR THE RATIFICATION
                                                                                OF COOPERS & LYBRAND L.L.P. THIS PROXY IS SOLICITED
                                             FOR       AGAINST     ABSTAIN      ON BEHALF OF THE BOARD OF DIRECTORS OF ROCKSHOX,
3.   RATIFICATION OF COOPERS & LYBRAND       / /         / /         / /        INC.
     L.L.P. AS INDEPENDENT ACCOUNTANTS

                                                                                NOTE: PLEASE SIGN EXACTLY AS YOUR NAME IS PRINTED.
                                                                                EACH JOINT TENANT SHOULD SIGN. EXECUTIVES,
                                                                                ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE
                                                                                FULL TITLES WHEN SIGNING. PLEASE SIGN, DATE AND
                                                                                RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,
                                                                                WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                                                                STATES.

          Signature(s)                                                                    Date                   , 1997
                      ----------------------------------------------------------------        -------------------